UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

PIONEER BANCORP, INC.

   (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 21, 2024

Dear Fellow Stockholder:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders on Tuesday, November 19, 2024 at 9:00 a.m., local time. In an effort to make our meeting more accessible to our stockholders, we will be holding our annual meeting in a virtual meeting format only, via live audio webcast. You may attend, vote and submit questions during the annual meeting via the Internet at https://www.cstproxy.com/pioneerbancorp/2024 We have designed the format of the annual meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to permit your access and participation.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Pioneer Bancorp, Inc. Also enclosed for your review is our Annual Report for the year ended June 30, 2024, which contains information concerning our activities and operating performance. Our directors and officers will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Bonadio & Co., LLP as the independent registered public accounting firm for the six-month transition period ending December 31, 2024.  The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Pioneer Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card or vote via the Internet or by mobile device as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting at the virtual meeting, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Our Proxy Statement and the 2024 Annual Report are available at: https://www.cstproxy.com/pioneerbancorp/2024.

Sincerely,

Thomas L. Amell

President and Chief Executive Officer

Pioneer Bancorp, Inc.

652 Albany Shaker Road

Albany, New York 12211

(518) 730-3025

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 19, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Pioneer Bancorp, Inc. will be held on November 19, 2024 at 9:00 a.m., local time.  There is no physical location for the annual meeting. We are holding this meeting virtually live via the Internet. You will be able to attend online by visiting https://www.cstproxy.com/pioneerbancorp/2024 at the meeting date and the time described above and in the accompanying proxy statement. You will need your 12-digit control number included on your proxy card to enter the meeting. To merely listen to the meeting, if you are within the U.S. and Canada, please dial toll-free +1-800-450-7155 or if outside the U.S. and Canada, please dial +1-857-999-9155 (standard rates apply), and enter the conference code 9324242#. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	the ratification of the appointment of Bonadio & Co., LLP as the independent registered public accounting firm for the six-month transition period ending December 31, 2024; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on October 15, 2024 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR MOBILE DEVICE AS DIRECTED ON YOUR PROXY CARD.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.  A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF PIONEER BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED TO TAKE ADDITIONAL STEPS TO PARTICIPATE IN THE ANNUAL MEETING AS DESCRIBED IN THE PROXY STATEMENT. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Susan M. Hollister Corporate Secretary

Albany, New York

October 21, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND PIONEER BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2024 ARE EACH AVAILABLE ON THE INTERNET AT HTTPS://WWW.CSTPROXY.COM/PIONEERBANCORP/2024.

PROXY STATEMENT

Pioneer Bancorp, Inc.

652 Albany Shaker Road

Albany, New York 12211

(518) 730-3025

ANNUAL MEETING OF STOCKHOLDERS

November 19, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pioneer Bancorp, Inc. (“Pioneer Bancorp”) to be used at the Annual Meeting of Stockholders, which will be held at http://www.cstproxy.com/pioneerbancorp/2024 on November 19, 2024, at 9:00 a.m., local time, and all adjournments of the annual meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 21, 2024.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Pioneer Bancorp will be voted in accordance with the directions given thereon. Please vote by Internet, Mobile device or sign and return your proxy card in the postage paid envelope provided.  Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2024.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Pioneer Bancorp at the address shown above, by filing or voting a duly executed proxy bearing a later date or by voting at the annual meeting.  The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Susan M. Hollister, Corporate Secretary, at (518) 730-3025.

If you are a stockholder whose shares are not registered in your name, you will need to register in advance to attend the annual meeting following the instructions described below.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation.  Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means.  No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Pioneer Bancorp’s shares of common stock, par value $0.01 per share, as of the close of business on October 15, 2024 are entitled to one vote for each share then held.  As of October 15, 2024, there were 26,056,804 shares of common stock issued and outstanding. Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares (other than Pioneer Bancorp, MHC) are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Meeting

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of Pioneer  Bancorp as of the close of business on October 15, 2024, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.

You will be able to attend the annual meeting, vote your shares or submit your questions online during the meeting by visiting http://www.cstproxy.com/pioneerbancorp/2024. The online meeting will begin promptly at 9:00 a.m., local time. We encourage you to access the meeting before the start time leaving ample time to check in. To participate in the annual meeting, you will need the 12-digit control number included on your proxy card. If you do not have or misplace your control number, contact Continental Stock Transfer and Trust Company (“Continental”) at (917) 262- 2373 or proxy@continentalstock.com.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.  To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Pioneer Bancorp stock holdings along with your name and e-mail address to Continental.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on November 14, 2024.

You will receive a confirmation of your registration by e-mail after we receive your registration materials. Beneficial owners who submit a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting.

Requests for registration should be directed to us at the following:

By e-mail:  Forward the e-mail from your broker, or attach an image of your legal proxy, to: proxy@continentalstock.com

By mail:

Continental Stock Transfer
Pioneer Bancorp Legal Proxy
1 State Street 30th Floor

New York, NY 10004-1561

To merely listen to the meeting, if you are within the U.S. and Canada, please dial toll-free +1-800-450-7155 or if outside the U.S. and Canada, please dial +1-857-999-9155 (standard rates apply), and enter the conference code 9324242#.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of October 15, 2024, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 652 Albany Shaker Road, Albany, New York 12211. No director or executive officer has pledged Pioneer Bancorp common stock as collateral for a loan.

	Shares of Common
	Stock Beneficially		Percent of Shares of
	Owned as of the		Common Stock
	Record Date (1)		Outstanding (2)

Persons Owning Greater than 5%
Pioneer Bancorp, MHC	14,287,723		54.8%
652 Albany Shaker Road, Albany, New York 12211

Financial Opportunity Fund LLC	1,607,359	(3)	6.2%
Financial Hybrid Opportunity Fund LLC
Financial Hybrid Opportunity SPVI LLC
FJ Capital Management LLC
Martin Friedman
7901 Jones Branch Drive, Suite 210, McLean, VA 22102

M3 Funds, LLC	1,809,350	(4)	6.9%
M3 Partners, LP
M3F, Inc.
Jason A. Stock
William C. Waller
2070 E 2100 S, Suite 250, Salt Lake City, UT 84109

Directors
Thomas L. Amell	125,016	(5)	*
Eileen C. Bagnoli	20,000	(6)	*
Stacey Hengsterman	10,113	(7)	*
Shaun Mahoney	14,650	(8)	*
Dr. James K. Reed	15,000	(9)	*
Edward Reinfurt	30,000	(10)	*
Charles Seifert	150
Madeline Taylor	30,000	(11)	*

Executive Officers who are not Directors
Kelli Arnold	22,298	(12)	*
Susan M. Hollister	47,343	(13)	*
Patrick J. Hughes	73,109	(14)	*
James E. Murphy	10,000	(15)	*
Thomas Signor	20,000	(16)	*
Jesse Tomczak	58,445	(17)	*
All directors and executive officers as a group (14 persons)	476,124		1.8%

*	Less than 1%.

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Pioneer Bancorp common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from October 15, 2024. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Pioneer Bancorp common stock.

(2)	Based on a total of 26,056,804 shares of common stock outstanding as of October 15, 2024.

(3)  This information is based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2024 reporting shared voting and dispositive power over 648,383 shares by Financial Opportunity Fund LLC, shared voting and dispositive power over 301,719 shares by Financial Hybrid Opportunity Fund LLC, shared voting and dispositive power over 657,257 shares by Financial Hybrid Opportunity SPVI LLC, shared voting and dispositive power over 1,607,359 shares by FJ Capital Management LLC and shared voting and dispositive power over 1,607,359 shares by Martin Friedman.

(4)

This information is based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024 reporting shared voting and dispositive power over 1,809,350 shares by M3 Funds, LLC, shared voting and dispositive power over 1,809,350 shares by M3 Partners, LP, shared voting and dispositive power over 1,809,350 shares by M3F, Inc., shared voting and dispositive power over 1,809,350 shares by Jason A. Stock and shared voting and dispositive power over 1,809,350 shares by William C. Waller.

(5)

Includes 15,010 shares held in the Pioneer Bank 401(k) Plan, 5,606 shares held in the Pioneer Bank employee stock ownership plan, 14,400 shares held by his spouse and 90,000 unvested shares of restricted stock granted to Mr. Amell.

(6)	Includes 15,000 unvested shares of restricted stock granted to Ms. Bagnoli.
(7)	Includes 10,000 unvested shares of restricted stock granted to Ms. Hengsterman.
(8)	Includes 4,500 shares held in an individual retirement account and 10,000 unvested shares of restricted stock granted to Mr. Mahoney.
(9)	Includes 10,000 unvested shares of restricted stock granted to Dr. Reed.
(10)	Includes 15,000 unvested shares of restricted stock granted to Mr. Reinfurt.
(11)	Includes 5,900 shares held in an individual retirement account and 15,000 unvested shares of restricted stock granted to Ms. Taylor.
(12)	Includes 2,298 shares held in the Pioneer Bank employee stock ownership plan and 20,000 unvested shares of restricted stock granted to Ms. Arnold.
(13)	Includes 7,074 shares held in the Pioneer Bank 401(k) Plan, 5,269 shares held in the Pioneer Bank employee stock ownership plan and 35,000 unvested shares of restricted stock granted to Ms. Hollister.
(14)

Includes 4,916 shares held in the Pioneer Bank 401(k) Plan, 1,250 shares held as custodian for son, 1,250 shares held as custodian for daughter, 5,606 shares held in the Pioneer Bank employee stock ownership plan and 50,000 unvested shares of restricted stock granted to Mr. Hughes.

(15)	Includes 10,000 unvested shares of restricted stock granted to Mr. Murphy.

(16) Includes 20,000 unvested shares of restricted stock granted to Mr. Signor.

(17)	Includes 2,839 shares held in the Pioneer Bank 401(k) Plan, 5,606 shares held in the Pioneer Bank employee stock ownership plan and 50,000 unvested shares of restricted stock granted to Mr. Tomczak.

Quorum

The presence at the annual meeting or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.  However, if Pioneer Bancorp, MHC, our majority stockholder, votes at the annual meeting, a quorum would be assured.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to vote WITHHOLD for ALL nominees; or (iii) to vote WITHHOLD for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the six-month transition period ending December 31, 2024, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter, without regard to proxies marked ABSTAIN or broker non-votes.

Management anticipates that Pioneer Bancorp, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Pioneer Bancorp, MHC votes all of its shares in favor of each proposal, the election of directors and the ratification of the appointment of our independent registered public accounting firm for the six-month transition period ending December 31, 2024 would be assured.

Effect of Not Casting Your Vote

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm.  If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Participants in the Pioneer Bank Employee Stock Ownership Plan or the Pioneer Bank 401(k) Plan

If you participate in the Pioneer Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants.

In addition, participants in the Pioneer Bank 401(k) Plan (“401(k) Plan”) who have assets invested in Pioneer Bancorp common stock will receive a Vote Authorization Form that allows them to direct the 401(k) Plan trustee to vote their shares held by the 401(k) Plan. If a participant does not direct the 401(k) Plan trustee as to how to vote his or her shares in the 401(k) Plan, the trustee will vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants. The deadline for returning your ESOP Vote Authorization Form and/or 401(k) Vote Authorization Form is Tuesday, November 12, 2024 at 5:00 p.m. local time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight members.  Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Thomas Amell, Shaun Mahoney and Dr. Charles Seifert have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. Each nominee is currently a director of Pioneer Bancorp.

The following sets forth certain information regarding the nominees and the other current members of our Board of Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected.  Age information is as of June 30, 2024, and term as a director includes service with Pioneer Bank, National Association (“Pioneer Bank”) and its predecessor. Pioneer Bank was first chartered in 1889 as a New York state chartered savings bank and converted to a national bank on April 1, 2024.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director.  Each director of Pioneer Bancorp is also a director of Pioneer Bank.

Directors

The nominees for director of Pioneer Bancorp for terms ending in 2027:

Thomas L. Amell (age 57) has served as President and Chief Executive Officer of Pioneer Bank since June 2013. Mr. Amell’s banking career spans more than 30 years working in different areas of banking, including retail and commercial sales management and executive leadership.  Before joining Pioneer Bank, Mr. Amell served as President – Commercial Services of State Employees Federal Credit Union.  Prior to that, Mr. Amell was Regional President at First Niagara Bank.  Mr. Amell is actively involved in various organizations, currently as Past Chair and Board Member of the Independent Bankers Association of New York State, a member of the Board of Directors for the New York Bankers Association, a member of the 50 Group, a past Chairman of the Board of the Center for Economic Growth and a member of the Executive Committee of the Siena College Board of Trustees. He has also received many awards during his career, including Albany Business Review’s “Executive of the Year” and “40 Under 40,” the AMA of New York Capital Region Chapter’s “Marketer of Excellence,” Hudson Valley Community College’s “Otto V. Guenther Career Achievement Award,” the Big Brothers’/Big Sisters’ “Spirits of September Honoree” and 2015 Champion for Children Award from Northern Rivers.  Mr. Amell’s extensive knowledge of the banking industry and strong leadership skills provides the board with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment. Mr. Amell joined Pioneer Bank’s board in 2012 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

Shaun Mahoney (age 60) is the Founder and Chief Executive Officer of the Mahoney Performance Institute, which he began in 2009. As founder of the Mahoney Performance Institute, Mr. Mahoney has developed a continuum of leadership, strategy, and culture development programs. He has also served in a number of management and executive roles at private and public companies such as The Chase Manhattan Bank, Equifax, and Housecall Medical Resources. Mr. Mahoney is a board member for Black Watch Premier Soccer Club and a member of the Albany 50 Group. He is the former Chairman and board member of NextRidge, Inc., a former board member of the Center for Economic Growth and the former Chairman of the Dean’s Advisory Council for the Siena College School of Business. He is also a Chartered Financial Analyst (CFA). Mr. Mahoney’s skills in driving company performance and knowledge of the local community provides the board with valuable insight regarding our performance and growth objectives. Mr. Mahoney joined Pioneer Bank’s board in 2019 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

Charles Seifert (age 62) is the President of Siena College (“Siena”), a private Franciscan liberal arts college located in Loudonville, New York, since June 2023. Prior to serving in that role, he has served as a faculty member at every rank, dean, and interim vice president for academic affairs for Siena, including serving as the dean of the School of Business from 2014 to 2019 and 2020 to 2023, and the interim vice president for academic affairs from 2019 to 2020. Dr. Seifert is also the founder of Siena’s Institute for Leadership Development and has steered numerous committees and task forces.  Prior to entering academia Dr. Seifert had a successful career in banking and finance in the Capital Region.  He served as chief financial officer of the Albany-Colonie Regional Chamber of Commerce and served as a vice president of Evergreen Bank and a manager at First American Bank. Dr. Seifert’s extensive leadership, management, and banking experience provides the board with valuable insight to execute our growth objectives. Mr. Seifert joined the Pioneer Bancorp, Pioneer Bancorp, MHC and Pioneer Bank’s boards in 2024.

The following directors of Pioneer Bancorp have terms ending in 2025:

Eileen C. Bagnoli (age 75) served in various capacities with Pioneer Bank since 1972 until her retirement with Pioneer Bank in June 2013 after a 41-year career. During her tenure, Ms. Bagnoli held positions at Pioneer Bank in retail branch management, marketing, human resources and operations, and served as Chief Executive Officer from June 2010 until June 2013 and as Executive Vice President and Chief Operating Officer from 2003 until June 2010.  Ms. Bagnoli was actively involved in the New York Bankers Association, as well as the Independent Bankers Association of New York State. She served as a director and past board chair of the Commission on Economic Opportunity and the New York State Higher Education Services Corporation Board and additionally served for over 22 years on the board of the Helping Hands School. In 2008, she was honored for her distinguished career with the “Women of Excellence” award by the Albany-Colonie Regional Chamber of Commerce and in 2010 was the recipient of the Capital District Business Review’s Women in Business Outstanding Executive award. Ms. Bagnoli served on the board of WMHT Educational Telecommunications until 2016.  Ms. Bagnoli’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the board valuable insight regarding our business and operations. Ms. Bagnoli joined Pioneer Bank’s board in 2010 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

Madeline Taylor (age 78) is a consultant to the Association Management Division of Capital Hill Management Services where she is involved in Business Development and Client Relations. Prior to this, Ms. Taylor spent 17 years with the Albany-Colonie Regional Chamber of Commerce where she served in various executive level positions, the last seven years of which were as President and Chief Executive Officer of the Chamber. During her tenure as Chamber President, Ms. Taylor was credited with spearheading the “Tech Valley” initiative of the Capital Region and became a founding member of the Tech Valley Chamber Coalition. Ms. Taylor has served on the boards of the New York State Economic Development Council, the Empire State Certified Development Corporation, the Albany Academy for Girls, Albany Memorial and Samaritan Hospitals and as a member of the President’s Council of Russell Sage College.  Ms. Taylor was also appointed by former New York Governor George Pataki to serve on the Board of the Harriman Campus Development Corp. Ms. Taylor has been the recipient of several awards, including being named one of the “100 Women of Excellence” by the Women’s Business Council of the Albany-Colonie Chamber, the Marketer of the Year by the American Marketing Association, Distinguished Leadership Award by the National Association for Community Leadership and was featured as a “Woman in the News” by the Women’s Press Club of New York State. Ms. Taylor’s business and public policy experience, community service and strong knowledge of the business climate of the New York Capital Region brings extensive insight into the customers who live in our market area and economic developments affecting our market area.  Ms. Taylor joined Pioneer Bank’s board in 2003 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

The following directors of Pioneer Bancorp have terms ending in 2026:

Stacy Hengsterman (age 52) is the President and Chief Executive Officer of Special Olympics New York, the largest Special Olympics Chapter in the United States. Special Olympics New York serves more than 67,000 athletes including both children and adults with intellectual disabilities. Prior to becoming President and Chief Executive Officer of Special Olympics New York in July 2018, Ms. Hengsterman spent two decades shaping state higher education policy as a top advisor to the chancellor, Board of Trustees, and 64 campus presidents at the State

University of New York (SUNY). Ms. Hengsterman joined the boards of Pioneer Bancorp, Pioneer Bancorp, MHC and Pioneer Bank in January 2021. Ms. Hengsterman’s experience leading a large organization and her commitment to the local community provides the board with valuable insight into the challenges facing businesses and the greater community in our market.

Dr. James K. Reed (age 75) was the President and Chief Executive Officer of St. Peter’s Health Partners, retiring from this position in January 2023. Dr. Reed became President and Chief Executive Officer in October 2012 after the merger of Northeast Health, Seton Health and St. Peter’s Health Care Services. As President and Chief Executive Officer, Dr. Reed oversaw the management and growth of the region’s largest and most comprehensive not-for-profit network of high-quality, advanced medical care, primary care, rehabilitation and senior services.  Dr. Reed has also held a number of high level finance positions, including Director of Corporate Finance at International Paper Company, and Director of Acquisitions and Divestitures at Union Pacific Corporation. He then went on to become the Chief Medical Officer of Northeast Health, before becoming President and Chief Executive Officer of St. Peter’s Health Partners. Dr. Reed is also a former board officer of the Medical Liability Mutual Insurance Company (MLMIC), and a former board member of HealthNow New York Inc. Dr. Reed has a proven record of success in managing large and complex organizations and has a special understanding of the health care and technology sectors.   Dr. Reed joined Pioneer Bank’s board in 2017 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

Edward Reinfurt (age 70) was the Director of the Empire State Development Division of Science, Technology and Innovation (NYSTAR), retiring from this position in February 2014.  Prior to his appointment at NYSTAR, Mr. Reinfurt was Vice President of The Business Council of New York State for 27 years.  He also served in the capacity of Director of Government Affairs for both the Carrier Corporation and Associated Industries of New York State. During his career, Mr. Reinfurt has spent considerable time on a wide variety of public policy issues. He was a member of the New York State Department of Health’s Committee on Public Health Priorities, the New York Governor’s Task Force to Restructure Employment, Health and Social Services, and the Accountability Team of the Labor and Education Department’s joint committee reviewing the New York State’s Workforce Development System.  Mr. Reinfurt also served as past chair and board member of Northeast Health, Inc. and formerly served as Vice Chairman of “Kids Count” in Watervliet. Mr. Reinfurt’s strong government affairs experience and leadership skills are an invaluable asset to the board. Mr. Reinfurt joined Pioneer Bank’s board in 2006 and has been a member of the boards of Pioneer Bancorp and Pioneer Bancorp, MHC since their incorporation.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors of Pioneer Bancorp. Age information is as of June 30, 2024. The executive officers of Pioneer Bancorp and Pioneer Bank are elected annually.

Kelli Arnold, age 54, has served as our Executive Vice President and Chief Strategy & Innovations Officer since July 2022. Previously, she served as our Executive Vice President and Chief Sales Enablement & Financial Services Officer from January 2021 until July 2022, and Senior Vice President, Commercial and Community Development from November 2020 until January 2021. Ms. Arnold previously served as National Director of Corporate Responsibility at Key Bank, N.A. and has held senior positions in commercial banking at First Niagara Bank N.A. and HSBC.

Susan M. Hollister, age 58, has served as our Executive Vice President and Chief Human Resources Officer since August 2016, and was appointed as Corporate Secretary in June 2022.  Prior to joining Pioneer Bank, Ms. Hollister served as Senior Human Resources Manager for First Niagara Bank in the Eastern New York region from 1993 until August 2016.

Patrick J. Hughes, age 51, has served as our Executive Vice President and Chief Financial Officer since November 2016.  Prior to joining Pioneer Bank, Mr. Hughes spent 20 years with UHY Advisors/UHY LLP, a professional services firm.  From 2006 until November 2016, Mr. Hughes served at the firm as a Managing Director and Partner.

James E. Murphy, age 64, has served as our Executive Vice President and Chief Credit Officer since July 2023.  Mr. Murphy’s banking career spans four decades during which he has held various line and management roles in commercial lending. Prior to joining Pioneer Bank, Mr. Murphy was the Chief Commercial Credit Officer at Community Bank, N.A. working there from 2019 until July 2023, the Chief Credit Officer at the National Union Bank of Kinderhook from 2015 until 2019, and the Chief Credit Officer at NBT Bank, N.A. from 2012 until 2015. Mr. Murphy spent much of his career at JPMorgan Chase in both line and credit executive positions.

Thomas Signor, age 57, has served as our Executive Vice President and Chief Administrative Officer since July 2022. Prior to joining Pioneer Bank, Mr. Signor most recently served as Vice President and Chief Risk Officer for the National Bank of Coxsackie in 2022, and prior to that served as Chief Compliance Officer for Paradigm Capital Management from 2019 until 2022. Mr. Signor previously spent 16 years with the National Union Bank of Kinderhook, and served as Executive Vice President and Chief Operating Officer from 2015 until 2019.

Jesse Tomczak, age 51, has served as our Executive Vice President and Chief Banking Officer since August 2019. Previously, he served as our Executive Vice President and Chief Customer Experience Officer from October 2013 until August 2019. Mr. Tomczak previously served as Director of Business Development at State Employees Federal Credit Union.

Board Independence

The board of directors of Pioneer Bancorp has determined that each of our directors, except Mr. Amell and Mr. Mahoney, is “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market.

In determining the independence of our directors, there were no additional relationships for the Board of Directors to consider between Pioneer Bank and our directors that are not required to be reported under “— Transactions With Certain Related Persons”.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Dr. James K. Reed, who is an independent director. This ensures a greater role for the independent directors in the oversight of Pioneer Bancorp and Pioneer Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;
•	periodic meetings of the independent directors; and
•	an annual performance evaluation of the President and Chief Executive Officer by the Compensation Committee.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure. The Board of Directors is actively involved in oversight of risks that could affect Pioneer Bancorp.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Pioneer Bancorp.  Risks relating to the direct operations of Pioneer Bank are further overseen by the Board of Directors of Pioneer Bank, all of whom are the same individuals who serve on the Board of Directors of Pioneer Bancorp.  The Board of Directors of Pioneer Bank also has additional committees that conduct risk oversight.  All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Pioneer Bancorp and Pioneer Bank such as lending, risk management, asset/liability management, investment management and others.

Board Diversity Matrix

Pioneer Bancorp believes in the benefits that diversity brings to the Board of Directors. Based upon voluntary self-identification by each member of the Pioneer Bancorp Board of Directors, the diversity composition of the Board of Directors for the current year is disclosed as follows:

Board Diversity Matrix as of June 30, 2024
Board Size
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
White	3	5

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Code of Ethics for Senior Officers

Pioneer Bancorp has adopted a Code of Ethics for Senior Officers that applies to Pioneer Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at https://investors.pioneerny.com/governance/governance-documents/default.aspx. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Anti-Hedging Policy

Pioneer Bancorp’s anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of Pioneer Bancorp stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Pioneer Bancorp stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Pioneer Bancorp stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging Pioneer Bancorp stock as collateral for any loan or holding Pioneer Bancorp stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Pioneer Bancorp stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Attendance at Annual Meetings of Stockholders

Pioneer Bancorp does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Eight directors attended Pioneer Bancorp’s 2023 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Pioneer Bancorp, Inc., 652 Albany Shaker Road, Albany, New York 12211, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Pioneer Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Meetings and Committees of the Board of Directors

The business of Pioneer Bancorp is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Pioneer Bancorp are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors of Pioneer Bancorp held twelve regular meetings during the year ended June 30, 2024. Pioneer Bank held twelve regular meetings and no special meetings during the year ended June 30, 2024. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he/she has been a director); and (ii) the total number of meetings held by all committees on which he/she served (during the periods that he/she served).

Audit Committee.  The Audit Committee is comprised of Directors Reed, Bagnoli, Reinfurt, Seifert and Taylor each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards.  Director Reed serves as chair of the Audit Committee. The Board of Directors has determined that Director Reed qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit Committee of Pioneer Bancorp met five times during the year ended June 30, 2024.

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.  The Audit Committee also receives and reviews the reports and findings and other information presented to them by Pioneer Bancorp’s officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of Pioneer Bancorp’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at https://investors.pioneerny.com/governance/governance-documents/default.aspx.

Compensation Committee.  The Compensation Committee was comprised of Directors Bagnoli, Reinfurt, Seifert and Taylor. Director Reinfurt served as chair of the Compensation Committee. The Compensation Committee of Pioneer Bancorp met nine times during the year ended June 30, 2024.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Pioneer Bancorp’s compensation and incentive plans, policies and programs, and to oversee Pioneer Bancorp’s management development and succession plans for executive officers. Pioneer Bancorp’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to review executive and board compensation and equity awards in fiscal 2024. The Compensation Committee considered the independence of Meridian in light of Securities and Exchange Commission rules and NASDAQ corporate governance listing standards and concluded that the work performed by Meridian and its consultants involved in the engagement did not raise any conflicts of interest and that they were independent consultants to the Compensation

Committee. Meridian assisted Pioneer Bancorp in the development of its equity compensation program with respect to the awards granted during the 2024 fiscal year. Specifically, Meridian provided competitive market information on equity practices in banks comparable to Pioneer Bank and assisted Pioneer Bancorp in its review and recommendation of restricted stock awards and stock options, including the types of awards, the terms of the awards, and the amounts of the awards granted.

The Compensation Committee operates under a written charter which is available on our website at https://investors.pioneerny.com/governance/governance-documents/default.aspx. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Pioneer Bancorp and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of Directors Mahoney, Reed and Reinfurt.  Director Mahoney serves as chair of the Nominating and Corporate Governance.  The Nominating and Corporate Governance of Pioneer Bancorp met six times during the year ended June 30, 2024. The committee seeks Board members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Pioneer Bank’s position in its community and can assist Pioneer Bank with business development through business and other community contacts. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision and a requirement that the candidate not have been subject to certain criminal or regulatory actions. The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at https://investors.pioneerny.com/governance/governance-documents/default.aspx.

The committee considers the following criteria in evaluating and selecting candidates for nomination:

•	Contribution to Board – Pioneer Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The committee will also take into consideration the number of public company boards of directors, other than Pioneer Bancorp’s, and committees thereof, on which the candidate serves. The committee will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than one public company other than Pioneer Bancorp, it being the policy of Pioneer Bancorp to limit public company directorships to one company other than Pioneer Bancorp.
•	Experience – Pioneer Bancorp is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Pioneer Bancorp’s business, the committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.
•	Familiarity with and Participation in Local Community – Pioneer Bancorp is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Pioneer Bancorp’s business, the committee will consider a candidate’s familiarity with Pioneer Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Pioneer Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.
•	Integrity – Due to the nature of the financial services provided by Pioneer Bancorp and its subsidiaries, Pioneer Bancorp is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Pioneer Bancorp’s Bylaws.
•	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Pioneer Bancorp and its stockholders. In connection with such obligation, the committee will consider a candidate’s ability to represent the best long-term interests of Pioneer Bancorp and its stockholders, including past service with Pioneer Bancorp or Pioneer Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.
•	Independence – The committee will consider the absence or presence of material relationships between a candidate and Pioneer Bancorp (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Pioneer Bancorp should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the committee will consider the candidate’s potential independence under such other standards.
•	Gender and Ethnic Diversity – The committee understands the importance and value of gender and ethnic diversity on the Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.
•	Equity Holdings – The committee believes that having a proprietary interest in Pioneer Bancorp serves as an incentive to contribute to our success and to help increase stockholder value. Accordingly, the committee will consider a candidate’s equity holdings in Pioneer Bancorp.
•	Additional Factors – The committee will also consider any other factors it deems relevant to a candidate’s nomination that are consistent with our policies and strategic plan and the Board of Directors’ goal of promoting the long-term success of Pioneer Bancorp and providing value to its stockholders. The committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Pioneer Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended June 30, 2024 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 652 Albany Shaker Road, Albany, New York 12211. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Pioneer Bancorp’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;
•	The name and address of the stockholder as they appear on Pioneer Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
•	The class or series and number of shares of Pioneer Bancorp’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate and the number of shares of common stock of Pioneer Bancorp that are owned by the candidate;
•	The candidate’s written consent to serve as a director;
•	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Pioneer Bancorp’s Board of Directors; and
•	Such other information regarding the candidate or the stockholder as would be required to be included in Pioneer Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Pioneer Bancorp no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Pioneer Bancorp) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or at a meeting) by a stockholder.  Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Pioneer Bancorp.  See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended June 30, 2024;
•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2024 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Pioneer Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Dr. James K. Reed

(Chairman)

Eileen Bagnoli

Edward Reinfurt

Charles Seifert

Madeline Taylor

Transactions With Certain Related Persons

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Pioneer Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Pioneer Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

All loans made by Pioneer Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Pioneer Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Pioneer Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. The aggregate amount of our outstanding loans to our executive officers and directors was approximatively $297,000 at June 30, 2024. As of June 30, 2024, these loans were performing according to their original repayment terms.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Pioneer Bancorp.

Executive Compensation

The following table sets forth for the years ended June 30, 2024 and 2023, certain information as to the total remuneration paid by Pioneer Bank to Mr. Amell, who served as President and Chief Executive Officer and our two other most highly compensated executive officers for the year ended June 30, 2024. Each individual listed in the table below is referred to as a “named executive officer.”

		Summary Compensation Table
Name and principal						Non-equity incentive	All other
position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	plan compensation (3)	compensation (4)	Total
Thomas L. Amell	2024	$718,940	$296,960	$845,100	$770,400	$148,040	$23,877	$2,803,317
President and Chief Executive Officer	2023	$706,072	$104,704	$—	$—	$195,449	$21,306	$1,027,531

Patrick J. Hughes	2024	$320,998	$182,854	$469,500	$385,200	$58,146	$21,547	$1,438,245
Executive Vice President and Chief Financial Officer	2023	$294,122	$58,123	$—	$—	$87,186	$25,216	$464,647

Jesse Tomczak	2024	$294,174	$176,298	$469,500	$385,200	$52,702	$24,492	$1,402,366
Executive Vice President and Chief Banking Officer	2023	$266,286	$52,682	$—	$—	$79,023	$19,185	$417,176

(1)	Represents discretionary cash bonuses paid for the 12-month period ending December 31 of each year.
(2)

The amounts for the year ended June 30, 2024 represent the grant date fair value of the stock and option awards granted to the named executive officers under the 2020 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 19 to our financial statements in our Annual Report on Form 10-K filed with the SEC on September 25, 2024

(3)

Payments were payable pursuant to the Pioneer Bank Targeted Incentive Plan. The annual performance period under the Targeted Incentive Plan is a 12-month period ending on December 31 of each year. Payments are made in the first calendar quarter of each year if applicable.

(4)	A breakdown of the elements of the All Other Compensation column for the named executive officers for the fiscal year ended June 30, 2024 is detailed in the following table.

Officer	Perquisites (a)	401(k) Plan	ESOP (b)	Total
Thomas L. Amell	$—	$11,697	$12,180	$23,877
Patrick J. Hughes	$—	$9,367	$12,180	$21,547
Jesse Tomczak	$—	$12,312	$12,180	$24,492

(a)	Did not exceed $10,000.
(b)	Based on Pioneer Bancorp’s closing stock price of $10.01 on June 28, 2024.

Amounts included in the “Option Awards” and “Stock Awards” columns of the summary compensation table for the year ended June 30, 2024 represent grants under the 2020 Equity Incentive Plan. Notwithstanding that (1) these awards vest ratably over a five-year period following the grant date; and (2) the annual financial statement expense that we are required to recognize for these grants will be expensed ratably over the vesting period and will be significantly less than the amounts included in the “Option Awards” and “Stock Awards” columns for the year ended June 30, 2024, the SEC rules require that we report the full grant date fair value of stock option awards and restricted stock in the year in which the grants are made. In addition, with respect to the stock options, the actual value, if any, realized by any named executive officer from any stock options will depend on the extent to which the market value of Pioneer Bancorp common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above in the “Options Awards” column.

Benefit Plans and Agreements

Employment Agreement with Thomas L. Amell.   Pioneer Bank entered into an employment agreement with Mr. Amell.  The employment agreement has a three-year term which extends automatically for an additional year on January 1 of each year unless either Pioneer Bank or Mr. Amell gives notice no later than 30 days before the anniversary date that the term will not be renewed. At least 30 days prior to each anniversary date of the employment agreement, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of Mr. Amell’s performance for purposes of determining whether to take action to not renew the employment agreement.

The employment agreement specifies Mr. Amell’s base salary, which may be increased, but not decreased by the Compensation Committee. In addition, the employment agreement provides that Mr. Amell is eligible to participate in any bonus plan or arrangement of Pioneer Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Mr. Amell is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Pioneer Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Pioneer Bank, including memberships in organizations as Mr. Amell and the board mutually agree are necessary and appropriate.

Pioneer Bank may terminate the executive’s employment, and Mr. Amell may resign, at any time with or without good reason (as defined in the employment agreement).  In the event of Mr. Amell’s (1) termination by Pioneer Bank without cause other than due to death or disability, or (2) voluntary resignation for good reason (a “qualifying termination event”), Pioneer Bank would pay Mr. Amell a cash lump sum payment equal to the base salary he would have earned had he remained employed for the greater of: (1) the remaining term of the employment agreement; or (2) 12 months (the “benefits period”). In addition, Mr. Amell would receive non-taxable medical and dental insurance coverage under Pioneer Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of termination during the benefits period or, if earlier, until Mr. Amell receives substantially comparable health and welfare coverage from another employer.

In the event Mr. Amell’s qualifying termination event occurs on or after a change in control of Pioneer Bancorp or Pioneer Bank, Mr. Amell would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control.  Such payment will be made in a cash lump sum within 30 days following Mr. Amell’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide Mr. Amell with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him immediately before his date of termination at no cost to Mr. Amell. Such continued coverage will cease upon the earlier of: (1) 36 months after the date of termination; or (2) the date on which Mr. Amell becomes a full-time employee of another employer and receives comparable health and welfare benefits.

The employment agreement would immediately terminate upon the earlier of Mr. Amell’s voluntary resignation without good reason, death or disability, and Pioneer Bank would have no obligation to pay any additional severance benefits to Mr. Amell under the employment agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Amell will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements.  Pioneer Bank entered into individual change in control agreements with six other executive officers, including Patrick J. Hughes, Executive Vice President and Chief Financial Officer, and Jesse Tomczak, Executive Vice President and Chief Banking Officer. The change in control agreements have two-year terms, which extends automatically for an additional year on January 1 of each year so that the remaining term is two years unless either Pioneer Bank or the executive gives notice no later than 30 days before such anniversary date that the agreement will not be renewed. At least 30 days prior to each anniversary date of the change in control agreements, disinterested members of the board of directors of Pioneer Bank will conduct a comprehensive performance evaluation and review of each executive’s performance for purposes of determining whether to not renew the executive’s change in control agreement.  Notwithstanding the foregoing, in the event that Pioneer Bancorp or Pioneer Bank enters into a transaction that would be considered a change in control as defined under the agreements, the terms of the agreements would extend automatically so that they would expire no less than two years beyond the effective date of the change in control.

In the event of either the executive’s involuntary termination of employment by Pioneer Bank (other than for cause, disability or death), or voluntary resignation for good reason (as defined in the change in control agreements) on or after the effective date of a change in control of Pioneer Bancorp or Pioneer Bank, each executive would be entitled to a severance payment equal to two times the sum of: (1) the executive’s base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the highest annual cash bonus earned by the executive for the three most recently completed performance periods prior to the change in control.  Such payment will be made in a cash lump sum within 30 days following the executive’s date of termination. In addition, Pioneer Bank (or its successor) will continue to provide each executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to him or her immediately before the date of termination at no cost to the executive.  Such continued coverage will cease upon the earlier of: (1) 24 months after the date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

Targeted Incentive Plan.  Pioneer Bank adopted the Pioneer Bank Targeted Incentive Plan (the “TIP”) for its executive officers who are approved annually by the board.  Each named executive officer is a participant in the TIP. The TIP is designed to provide participants with incentives and motivation to increase Pioneer Bank’s profitability and growth while maintaining its safety and soundness. The TIP provides annual incentive awards to participants based on overall bank-wide, department and/or individual performance goals established annually, which are determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

Each participant can achieve annual incentive awards based on a percentage of base salary, depending on performance goals at certain percentages of achievement, ranging from 90% to 115% for the Chief Executive Officer and 90% to 110% for the other executive officers. Each performance goal established is weighted. The annual performance period under the TIP is a 12-month period ending on December 31 of each year (the “plan year”). The calculation of adjusted net income as applied to the performance goals for the plan year ended December 31, 2023 is net income under accounting principles generally accepted in the United States of America, excluding gains or losses on securities transactions. For the plan year ended December 31, 2023, the performance goals established were based on: (1) current year return on assets; (2) three-year return on assets; (3) core deposit growth; and (4) three-year return on assets compared to a peer group of all federally insured savings banks having assets between $300 million and $1.0 billion, and all federally insured savings banks having assets greater than $1.0 billion. The performance goals were equally weighted for each participant, except for the CEO, whose performance goals were weighted 15%, 40%, 15% and 30%, respectively, to be more focused on the long-term performance of Pioneer Bank. Furthermore, any annual incentive award payable under the TIP was contingent upon Pioneer Bank obtaining minimum performance goals related to net income and safety and soundness and the participant having satisfactory job performance during the plan year. Each named officer’s annual incentive award opportunities for the plan year ended December 31, 2023, as a percentage of base salary, was up to 40%.

Each participant’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year. A participant must be actively employed on the last day of the plan year in order to receive the annual incentive award.  Based on the foregoing, Messrs. Amell, Hughes and Tomczak earned $148,040, $58,146 and $52,702, respectively under the TIP for the plan year ended December 31, 2023 and such bonuses were paid to Messrs. Amell, Hughes and Tomczak in February 2024.

Discretionary Bonus Payments. The Compensation Committee of the Board of Directors has the authority to award discretionary bonus payments to the named executive officers. For the year ended June 30, 2024, the Compensation Committee engaged Meridian to review the recommended discretionary bonus payments for the named executive officers, which ranged from 41% to 65% of their base salary. The Compensation Committee considered each named executive officer’s responsibilities and contributions to our business and approved the discretionary bonuses for the named executive officers which were paid in February 2024.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2024 for the named executive officers. All equity awards reflected in this table were granted pursuant to our 2020 Equity Incentive Plan, described below.

	Option awards					Stock awards
	Number of	Number of	Equity incentive			Number of	Market value
	securities	securities	plan awards: number			shares	of shares or
	underlying	underlying	of securities			or units of	units of
	unexercised	unexercised	underlying	Option	Option	stock that	stock that
	options (#)	options (#)	unexercisable	exercise	expiration	have not	have not
Name	exercisable (1)	unexercisable (1)	unearned options (#)	price ($)	date	vested (#)(2)	vested ($)(3)
Thomas L. Amell	—	200,000	—	$9.39	5/21/2034	90,000	$900,900

Patrick J. Hughes	—	100,000	—	$9.39	5/21/2034	50,000	$500,500

Jesse Tomczak	—	100,000	—	$9.39	5/21/2034	50,000	$500,500

(1)  Options vest in five equal annual installments commencing on May 21, 2025.

(2)	Stock awards vest in five equal annual installments commencing on May 21, 2025.
(3)	Based on the $10.01 per share trading price of Pioneer Bancorp common stock on June 28, 2024.

2020 Equity Incentive Plan.   Pioneer Bancorp has adopted the Pioneer Bancorp, Inc. 2020 Equity Incentive Plan (“2020 Equity Incentive Plan”), which was approved by stockholders in May 2021.

Employees and directors of Pioneer Bancorp, Pioneer Bank or its subsidiaries are eligible to receive awards under the 2020 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. Subject to permitted adjustments for certain corporate transactions, the 2020 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,782,068 shares of Pioneer Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Pioneer Bancorp common stock that may be issued under the 2020 Equity Incentive Plan pursuant to the exercise of stock options is 1,272,906 shares, and the maximum number of shares of Pioneer Bancorp common stock that may be issued as restricted stock awards or restricted stock units is 509,162 shares. A total of 830,000 stock options and 390,000 restricted stock shares were awarded by the Compensation Committee under the 2020 Equity Incentive Plan during 2024. The stock option and restricted stock awards granted to named executive officers and directors will vest 20% each year over a five-year period, beginning on May 21, 2025. Notwithstanding the foregoing, these awards would vest upon death, disability or involuntary termination of employment following a change in control.

Tax-Qualified Retirement Plans

Pension Plan.  Pioneer Bank maintains The Retirement Plan of Pioneer Savings Bank, a tax-qualified defined benefit plan (the “pension plan”) for employees of Pioneer Bank, excluding union employees and leased employees. Employees hired on or after September 1, 2019 are not eligible to participate in the pension plan. All named executive officers are participants in the pension plan. Contributions to the pension plan are made to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant becomes 100% vested in his or her accrued benefit under the pension plan after five years of service with Pioneer Bank.

Upon attainment of normal retirement date (age 65 for participants who entered the plan before October 1, 1988, or the later of age 65 or the fifth anniversary of participation in the plan for participants who entered the plan on or after October 1, 1988), the participant is entitled to a normal retirement benefit, which is an monthly benefit equal to 1/12 of the product of 2% of the participant’s average annual earnings, multiplied by the participant’s full and fractional years of service (up to a maximum of 30 years) earned before January 1, 2010, plus the product of 1.5% of the participant’s average annual earnings multiplied by the participant’s full and fractional years of service earned after December 31, 2009 (up to a maximum of 30 years reduced by years of service earned prior to January 1, 2010) payable for the life of the participant. Alternative forms of payments include the actuarial equivalent of the normal retirement benefit paid in the form of a lifetime benefit, with a guaranteed minimum of 10 or 15 years, a 50%, 75% or 100% survivor lifetime benefit for the participant and his or her joint annuitant, and an annuity with the option to elect the form of survivor benefit which meets the requirements of Section 401(a)(9) of the Internal Revenue Code.

If the participant has attained his or her early retirement date (the date on which the participant has completed 30 years of service or attainment of age 60 with 20 years of service) and elects the normal retirement benefit to commence prior to the normal retirement date, the participant would receive an early retirement benefit equal to the participant’s accrued pension benefit, reduced by 0.4166% for each of the first 60 months before the normal retirement date and 0.2083% for each additional month before the normal retirement date.

If a participant terminates employment prior to the normal retirement date and early retirement date, the participant would be entitled to the participant’s vested accrued benefit, determined as of the date of termination of employment, payable as of the participant’s normal retirement date; provided, however, that if  the participant has completed 20 years of service for the normal retirement benefit, the participant may elect to begin benefit payments as of the first day of any month following the month in which the participant would have been eligible for early retirement if the participant had continued employment adjusted by the same factors as the early retirement benefit.

401(k) Plan.  Pioneer Bank maintains the Pioneer Bank 401(k) Plan, which is a tax-qualified defined contribution profit-sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  All eligible employees may participate in the plan upon reaching age 21 and working for at least two months with respect to making elective salary deferrals and receiving all other employer contributions.  Eligible employees are permitted to make elective salary deferrals in an amount up to $23,000 (as indexed annually). Eligible employees who have not made a salary deferral election automatically have withheld 6% of their salary deferred as a pre-tax contribution which will be invested in accordance with the plan’s investment policies. Eligible employees may designate their salary deferrals as either pre-tax or after-tax Roth deferrals.

An employee may also contribute rollover contributions to the plan from another eligible retirement plan.  Employees who have attained age 50 before the end of a plan year are also eligible to make catch-up contributions during the year in an amount not to exceed $7,500 (as indexed annually). All employee elective salary deferrals, catch-up contributions and “rollover” contributions are fully and immediately vested.

In addition, Pioneer Bank currently makes an employer matching contribution for the amount a participant contributes as salary deferrals up to 100% of the amount contributed for the first 1% of the participant’s plan compensation plus 50% of the amount contributed between 2% and 6% of the participant’s plan compensation.  Pioneer Bank may also make discretionary qualified non-elective contributions and a discretionary pro-rata employer contribution each plan year.

Employer matching contributions and employer discretionary pro-rata contributions are subject to a six-year vesting schedule, such that the participant vests in the first 20% of his or her account attributable to employer matching and profit-sharing contributions after two years of service and an additional 20% each year thereafter until fully vested after six years.  The qualified non-elective contributions are fully and immediately vested. Generally, a participant is not entitled to an in-service distribution of his or her account balance until the participant attains age 59-1/2. In addition, the 401(k) Plan permits loans to participants within the limits set forth in the Internal Revenue Code and according to loan procedures established by Pioneer Bank. Participants are entitled to benefit payments upon termination of employment, disability or death.

Employee Stock Ownership Plan. In connection with its mutual holding company reorganization and related stock offering, Pioneer Bank adopted an employee stock ownership plan (the “ESOP”) for eligible employees. The named executive officers are eligible to participate in the ESOP just like other eligible employees. Eligible employees who have attained age 21 on the first entry date commencing on or after the eligible employee’s completion of one year of service.

The ESOP trustee purchased shares of Pioneer Bancorp common stock with the proceeds of a loan from Pioneer Bancorp equal to the aggregate purchase price of the common stock.  The loan is repaid by the ESOP principally through Pioneer Bank’s discretionary contributions to the ESOP.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as the ESOP repays the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest in the first 20% of their account balances after two years of service and an additional 20% each year thereafter until full vesting occurs after six years. No vesting credit is given for years of service prior to January 1, 2019. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service in accordance with the terms of the plan document.  The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2024 certain information as to the total remuneration we paid to our directors. Mr. Amell did not receive director fees for the year ended June 30, 2024.

Director Compensation for the Year Ended June 30, 2024
	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)
Eileen Bagnoli	$64,400	$140,850	$96,300	$—	$301,550
Donald E. Fane (3)	$22,000	$—	$—	$—	$22,000
Stacey Hengsterman	$64,400	$93,900	$96,300	$—	$254,600
Shaun Mahoney	$64,400	$93,900	$96,300	$—	$254,600
Dr. James K. Reed	$63,600	$93,900	$96,300	$—	$253,800
Edward Reinfurt	$64,400	$140,850	$96,300	$—	$301,550
Madeline D. Taylor	$63,600	$140,850	$96,300	$—	$300,750

(1)	The amounts for the year ended June 30, 2024 represent the grant date fair value of the stock and option awards granted to the directors under the 2020 Equity Incentive Plan. The grant date fair value of the option and stock awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 19 to our financial statements in our Annual Report on Form 10-K filed with the SEC on September 25, 2024. The outstanding aggregate number of option awards for each non-employee director (other than former Director Fane) as of June 30, 2024 was 25,000. Directors Bagnoli, Reinfurt and Taylor each held 15,000 stock awards as of June 30, 2024. Directors Hengsterman, Mahoney and Reed each held 10,000 stock awards as of June 30, 2024.

(2) For the year ended June 30, 2024, no director had perquisites, the aggregate value of which exceeded $10,000.

(3)	Mr. Fane resigned from the Board of Directors on November 21, 2023.

Amounts included in the “Option Awards” and “Stock Awards” columns of the director compensation table for the year ended June 30, 2024 represent grants under the 2020 Equity Incentive Plan. Notwithstanding that (1) these awards vest ratably over a five-year period following the grant date; and (2) the annual financial statement expense that we are required to recognize for these grants will be expensed ratably over the vesting period and will be significantly less than the amounts included in the “Option Awards” and “Stock Awards” columns for the year ended June 30, 2024, the SEC rules require that we report the full grant date fair value of stock option awards and restricted stock in the year in which the grants are made. In addition, with respect to the stock options, the actual value, if any, realized by any Director from any stock options will depend on the extent to which the market value of Pioneer Bancorp common stock exceeds the exercise price of the stock option on the date of exercise. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above in the “Options Awards” column.

Director Fees

During the year ended June 30, 2024, the directors received a fee of $4,600 for each director meeting attended and a fee of $400 for each loan committee meeting attended.

Each person who also serves as a director/trustee of Pioneer Bancorp or Pioneer Bancorp, MHC earns director fees only in his or her capacity as a board or committee member of Pioneer Bank.

Director Plans

Board of Directors and Executive Employees Deferred Compensation Plan.  Pioneer Bank maintains the Pioneer Bank Board of Directors and Executive Employees Deferred Compensation Plan for directors and certain executives of Pioneer Bank who are designated to participate in the plan by the board. During the year-end June 30,

2024 the final payments were made to Dr. Reed who was a participant in the plan. No named executive officer participates in the plan. Participants may make an election on a deferral election form (the “election form”) to defer a portion the participants’ compensation, up to 100%.  Amounts deferred are credited to a bookkeeping account established in the name of each participant. The participant’s account balance accrues earnings, as if the balance was invested in one or more investment funds as selected by the employer, in multiples of 1%. Participants are always 100% vested in their deferral accounts.  Participants must elect on the participation agreements the form and timing of distribution at the time the participant makes the deferral election. If the participant fails to properly elect the time and form of distribution, the participant’s account will be designated as a separate account and will be paid in a lump sum.  Unless the participant has elected for his or her account balance to be payable while employed with Pioneer Bank, the participant’s account balance is generally distributed upon the earlier of death, disability or termination of employment.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Pioneer Bancorp has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for the six-month transition period ending December 31, 2024, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Bonadio & Co., LLP for the six-month transition period ending December 31, 2024. A representative of Bonadio & Co., LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Bonadio & Co., LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Pioneer Bancorp and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Bonadio & Co., LLP for the years ended June 30, 2024 and 2023.

	Year Ended	Year Ended
	June 30, 2024	June 30, 2023

Audit Fees	$202,031	$171,695
Audit-Related Fees	$34,800	$28,900
Tax Fees	$31,000	$28,425
All Other Fees	$—	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of Pioneer Bancorp’s annual consolidated financial statements for the years ended June 30, 2024 and 2023, respectively, and the reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during fiscal 2024 and 2023, including out of pocket expenses.

Audit-Related Fees. During the years ended June 30, 2024 and 2023, audit-related fees consisted of fees for professional services for the audits of two of Pioneer Bancorp’s employee benefit plans. During the year ended June 30, 2024 audit-related fees additionally included fees for professional services rendered in connection with the consent for the Form S-8 registration statement.

Tax Fees. During the years ended June 30, 2024 and 2023, tax fees billed by Bonadio & Co., LLP were for tax preparation services and other tax-related consulting.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services is compatible with maintaining the independence of Bonadio & Co., LLP. The Audit Committee concluded that performing such services does not affect the independence of Bonadio & Co., LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit fees, audit-related fees and tax fees billed and paid during the years ended June 30, 2024 and 2023, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Bonadio & Co., LLP as the independent registered public accounting firm for the six-month transition period ending December 31, 2024.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2025 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Pioneer Bancorp’s executive office, 652 Albany Shaker Road, Albany, New York 12211, no later than December 20, 2024.  If the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Pioneer Bancorp annual meeting of stockholders to be held in 2025 must give Pioneer Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before next year’s annual meeting.  This deadline is March 21, 2025.

In addition to the requirement set forth under SEC Rule 14a-19, our Bylaws provide that, for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice to the Corporate Secretary not less than 90 days nor more than 120 days before the anniversary date of the proxy statement.  However, if less than 90 days’ notice or prior public disclosure of the annual meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the annual meeting date was made.  A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

The 2025 annual meeting of stockholders is expected to be held May 20, 2025. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than December 20, 2024 and no later than January 20, 2025.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF PIONEER BANCORP’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2024 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 652 Albany Shaker Road, Albany, New York 12211 OR BY CALLING (518) 730-3025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pioneer Bancorp’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report are each available on the Internet at https://www.cstproxy.com/pioneerbancorp/2024.

By Order of the Board of Directors

Susan M. Hollister Corporate Secretary

Albany, New York

October 21, 2024

PIONEER BANCORP, INC.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Signature________________________________ Signature, if held jointly___________________________________ Date__________, 2024. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X CONTROL NUMBER 1. Election of Directors (1) Thomas L. Amell (2) Shaun Mahoney (3) Charles Seifert 2. Ratification of the appointment of Bonadio & Co., LLP as the independent registered public accounting firm for the six-month transition period ending December 31, 2024. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR all FOR AGAINST ABSTAIN Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2. CONTROL NUMBER PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Local Time, on November 18, 2024. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK  EASY This Proxy is Solicited On Behalf Of The Board Of Directors

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PIONEER BANCORP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2024 Proxy Statement and the 2024 Annual Report to Stockholders are available at: https://www.cstproxy.com/pioneerbancorp/2024 The undersigned appoints Susan M. Hollister and Patrick J. Hughes, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Pioneer Bancorp, Inc. held of record by the undersigned at the close of business on October 15, 2024 at the Annual Meeting of Stockholders of Pioneer Bancorp, Inc. to be held on November 19, 2024, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)